Exhibit 99.1

NEWS

AT FINANCIAL RELATIONS BOARD:

Victoria Baker

Investor/Media Inquiries

703-796-1798

FOR IMMEDIATE RELEASE

TUESDAY, FEBRUARY 19, 2008

DuPont Fabros Technology, Inc. Announces Date of Fourth Quarter and Year End 2007

Earnings Release, Conference Call and Webcast

WASHINGTON, DC – Feb 19, 2008 – DuPont Fabros Technology, Inc (NYSE: DFT), a real estate investment trust, today announced that it will report its fourth quarter and year end 2007 financial results on Friday, February 29, 2008 before the market opens on the New York Stock Exchange. The Company will host a conference call and audio webcast at 10:00 a.m. EST that morning to discuss financial results and provide a Company update.

The conference call will be accessible by telephone and through the internet. Telephone access will be available by dialing 888-218-8172 (Domestic) or 913-312-0705 (International). For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the live call and available for one week. To access the rebroadcast, dial 888-203-1112 (Domestic) or 719-457-0820 (International). The conference ID number for the rebroadcast is 2469352.

Investors are encouraged to listen to the audio webcast of the call available through the Investor Relations section of the Company’s website at www.dft.com. A replay of the webcast will be archived in the same section under the heading Presentations & Webcasts.

DuPont Fabros Technology, Inc. (NYSE: DFT) is a real estate investment trust (REIT) and leading owner, developer, operator and manager of wholesale data centers. The Company’s data centers are highly specialized, secure facilities used primarily by national and international technology companies to house, power and cool the computer servers that support many of their most critical business processes. DuPont Fabros Technology is headquartered in Washington, DC.

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